     As filed with the Securities and Exchange Commission on March 25, 1998

                                                     REGISTRATION NO. 333-______

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM S-3

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        WORTHINGTON INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                               31-1189815
-------------------------------      -----------------------------------
(State or other jurisdiction of        (IRS Employer Identification No.)
 incorporation or organization)


           1205 DEARBORN DRIVE, COLUMBUS, OHIO  43085  (614) 438-3210
-------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     DALE T. BRINKMAN, ESQ., GENERAL COUNSEL, 1205 DEARBORN DRIVE, COLUMBUS, OH
                               43085, (614) 438-3001
-------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  WITH A COPY TO:
         ELIZABETH T. FARRAR, ESQ., VORYS, SATER, SEYMOUR AND PEASE LLP,
   52 EAST GAY STREET, P. O. BOX 1008, COLUMBUS, OH  43216-1008, (614) 464-5607

Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
-------------------------------------------------------------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./x/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./ /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                          CALCULATION OF REGISTRATION FEE


  TITLE OF EACH                  PROPOSED           PROPOSED
     CLASS OF      AMOUNT TO      MAXIMUM           MAXIMUM         AMOUNT OF
  SECURITIES TO       BE      OFFERING PRICE   AGGREGATE OFFERING REGISTRATION
  BE REGISTERED   REGISTERED   PER UNIT (1)         PRICE (1)          FEE
-------------------------------------------------------------------------------


Common Stock     1,000,000     17.625          17,625,000         5,340.90



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices as reported on The Nasdaq National Market on March 23, 1998.

P R O S P E C T U S

                          WORTHINGTON INDUSTRIES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                1,000,000 SHARES
                          COMMON STOCK, $.01 PAR VALUE

    The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Worthington Industries, Inc. (the "Company") provides participants in the Plan with a convenient and economical method for investing cash dividends paid on the Company's Common Stock, $.01 par value ("Common Shares"), and additional cash payments, in the Company's Common Shares without payment of any brokerage commission or service charge.

    Holders of the Company's Common Shares who elect to participate in the Plan may:

    - Have cash dividends on all or any part of their Common Shares automatically reinvested in the Company's Common Shares.

    - Invest optional cash payments ranging from $50 to $5,000 per month in the Company's Common Shares, whether or not dividends are being reinvested.

    The price of the Company's Common Shares purchased for participants in the Plan with reinvested dividends on their Common Shares or with additional cash payments made by them will be (i) if purchased from the Company, 100% of the average of the daily closing prices for the Common Shares as reported on The Nasdaq Stock Market for the last five trading days on which the Company's Common Shares were traded immediately preceding the applicable dividend payment date or monthly purchase date, or (ii) if purchased on the open market, the weighted average price incurred to purchase all of the shares for the applicable dividend payment date or monthly purchase date. The closing price of a Common Share as reported by The Nasdaq Stock Market on March 23, 1998 was $17.5625 per share.

    It is suggested that this Prospectus be retained for future reference.

    Holders of Common Shares who do not choose to participate in the Plan will continue to receive cash dividends as declared, in the usual manner.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 24, 1998.

                             AVAILABLE INFORMATION

    Worthington Industries, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information (including the registration statement containing this Prospectus) with the Securities and Exchange Commission (the "Commission"), all of which may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the Commission's Web site is http:// www.sec.gov. In addition, the Company's Common Shares are traded on The Nasdaq Stock Market and reports, proxy and information statements and other information filed by the Company can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits) of any or all of the information that has been incorporated by reference in this Prospectus. Such requests should be made to Shareholder Relations, Worthington Industries, Inc., 1205 Dearborn Drive, Columbus, OH 43085 (telephone 614/438-3210).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed pursuant to the 1934 Act.

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30, 1997 filed pursuant to the 1934 Act.

    3. The description of the Company's Common Shares, contained in the Company's Registration Statement on Form 8-B filed on January 5, 1987 pursuant to the 1934 Act and any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering of Common Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                                  THE COMPANY

    Worthington Industries, Inc., a Delaware corporation (the "Company"), together with its subsidiaries, is a leading manufacturer of metal and plastic products. It processes flat rolled steel to close tolerances for sale to industrial customers who require steel of precise thickness, length, width and temper for their own product fabrications. It also manufactures metal pressure cylinders, metal framing products, automotive aftermarket body panels, injection molded plastic parts, and other products.

    The Company's principal executive offices are located at:

       1205 Dearborn Drive
       Columbus, Ohio 43085
       614/438-3210

                                    THE PLAN

    The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of the Company is set forth in the following questions-and-answers.

    The Plan was initially approved by the Board of Directors of the Company on November 15, 1984, and amended by the Board on February 27, 1998.

PURPOSE

1.  What is the purpose of the Plan?

    The purpose of the Plan is to provide the Company's shareholders of record a simple and convenient method of investing cash dividends and additional cash in Common Shares of the Company without paying any brokerage commission or service charge. The purchase of these Common Shares from the Company will generate funds which will be used for general corporate purposes.

PARTICIPATING OPTIONS

2.  What options are available to participants in the Plan?

   As a participant in the Plan:

    (a) You may have all your cash dividends automatically reinvested, and may also make cash purchases of not less than $50 nor more than $5,000 per month.

    (b) You may have cash dividends on some of your Common Shares automatically reinvested, continue to receive cash dividends on the rest of your Common Shares, and also make cash purchases of not less than $50 nor more than $5,000 per month.

    (c) You may make optional cash purchases of not less than $50 nor more than $5,000 per month, whether or not your dividends are being reinvested.

ADVANTAGES

3.  What are the advantages of the Plan?

    (a) No commission or service charge will be paid by you in connection with purchases under the Plan.

    (b) Your funds will be fully invested because the Plan permits fractions of Common Shares to be credited to your account. Dividends on fractional Common Shares, as well as on whole Common Shares, will be reinvested in additional Common Shares and these Common Shares will be credited to your account.

    (c) You will avoid the need for safekeeping of stock certificates for Common Shares credited to your account under the Plan.

    (d) You will receive regular statements from the Agent (as defined below) reflecting all current activity, including purchases, and latest balance to simplify your recordkeeping.

ADMINISTRATION

4.  Who administers the Plan for participants?

    A bank or trust company designated by the Company (the "Agent") will administer the Plan and purchase Common Shares as Agent for participants. The Agent will keep a continuous record of each participant shareholder's activities and send you a statement of your account following each purchase of Common Shares for your account.

5.  Who has been selected as Agent?

   The Agent is BankBoston, N.A. whose address and telephone number are:

                                                                   When mailing checks,
For General Correspondence:                                        address as follows:

BankBoston, N.A. c/o Boston EquiServe                              BankBoston, N.A.
Post Office Box 8040                                               P.O. Box 9041
Boston, Massachusetts 02266-8040                                   Boston, MA 02205-9835
800-730-4001

PARTICIPATION

6.  Who is eligible to participate?

    If you are a shareholder and you have Common Shares registered in your name, you are eligible to participate. If your Common Shares are registered in a name other than your own (for example, in the name of a broker or other nominee) and you want to participate, you may either make appropriate arrangements for your broker or nominee to participate, or you may become a shareholder of record by having some or all of your Common Shares transferred into your own name.

7.  How does an eligible shareholder participate?

    As a shareholder of record of the Company's Common Shares, you may join the Plan by signing an Authorization Card and returning it to the Agent. If your Common Shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered shareholders must sign the Authorization Card. You may obtain an Authorization Card at any time by calling or writing to the Agent at the address listed in Question 5.

8.  Is partial participation possible under the Plan?

    Yes. If you are a shareholder of record and you want to reinvest the dividends on some (but not all) of your certificate Common Shares, sign the Authorization Card and indicate the number of Common Shares on which you do not want dividends reinvested under "Partial Dividend Reinvestment."

9.  When may an eligible shareholder join the Plan?

   As an eligible shareholder, you may join the Plan at any time.

    If your signed Authorization Card is received by the Agent on or before the record date for a dividend payment, reinvestment of your dividends will begin with that dividend payment. If the Authorization Card is received after that record date, reinvestment of your dividends will begin with the following dividend payment. Dividend payment dates will ordinarily occur during the later part (after the 20th) of March, June, September and December (or in early January), and corresponding record dates are usually approximately two to three weeks before the payment dates. (See Questions 16 through 20 for information on cash purchases.)

10. What options are available on the Authorization Card?

    The Authorization Card allows you to arrange for the purchase of additional Common Shares of the Company through the following investment options, in accordance with the Plan:

    (a) "Full Dividend Reinvestment" directs the Agent to invest all of your cash dividends on all of the Common Shares then or subsequently registered in your name, and also permits you to make cash purchases of additional Common Shares.

    (b) "Partial Dividend Reinvestment" directs the Agent to pay cash dividends to you on the number of Common Shares you have specified in the appropriate place on the Authorization Card, and directs the Agent to invest the dividends on the remaining shares in Common Shares. It also permits you to make cash purchases of additional Common Shares.

    (c) "Optional Cash Purchases Only" permits you to make cash payments for the purchase of additional Common Shares without reinvesting dividends.

    You may select either of the dividend reinvestment options, or the optional cash purchase option.

11. How may a participant change options under the Plan?

    As a participant, you may change your investment options at any time by requesting a new Authorization Card and returning it to the Agent at the address shown in Question 5.

PURCHASE OF COMMON SHARES

12. What is the source of the Common Shares purchased under the Plan?

    At the Company's discretion Common Share purchases will be made by the Plan's Agent either in the open market or directly from the Company. Share purchases in the open market may be made on any stock exchange where the Common Shares are traded or by negotiated transactions on such terms as the Agent may reasonably determine. Neither the Company nor any participant will have any authority or power to direct the date, time or price at which Common Shares may be purchased by the Agent.

13. When will Common Shares be purchased under the Plan?

    Common Shares will be purchased with reinvested dividends as of the date the Company's quarterly dividend is payable (the "Dividend Payment Date"). See Question 9. Common Shares will be purchased with optional cash payments as of the last day of each month (the "Monthly Purchase Date"). See Questions 16 through 20.

    The applicable Dividend Payment Date or Monthly Purchase Date as of which Common Shares are purchased is referred to as an "Investment Date."

14. What is the price of Common Shares purchased under the Plan?

    The price per Common Share purchased from the Company with your reinvested dividends or your optional cash payments will be 100% of the average of the closing prices of the Common Shares as reported on The Nasdaq Stock Market for the five trading days immediately preceding the dividend payment date (for reinvested dividends) or the Monthly Purchase Date (for optional cash payments). You may not direct the time or price at which the Common Shares are purchased. If there is no trading in the Common Shares for a substantial amount of time prior to the Dividend Payment Date or the Monthly Purchase Date, the purchase price per share will be determined by the Company based on market quotations which it deems appropriate.

    Common Shares purchased in the open market for an Investment Date will be credited to your account at the weighted average price incurred to purchase all shares acquired for that Investment Date. (The Company will pay any brokerage fees or commissions involved.)

15. How many Common Shares will be purchased for participants?

    The number of Common Shares purchased for you depends on the amount of your dividends or cash payments and the purchase price per share. Your account will be credited with the number of Common Shares (including fractions computed to three decimal places) equal to the total amount you wish to invest divided by the applicable purchase price per share.

OPTIONAL CASH PURCHASES

16. How does the cash purchase option work?

    Your cash payments will be used by the Agent for the purchase of additional Common Shares on the Monthly Purchase Date of each month, as defined in Question
17. Cash payments must be received by the Agent at least five business days prior to the date on which the Agent is to purchase Common Shares (i.e., the Monthly Purchase Date). Cash purchases will be made at 100% of the market price average described in Question 14.

    No interest will be paid on funds received and held by the Agent for purchase of Common Shares under the Plan. Therefore, optional cash payments should be sent so as to reach the Agent shortly before the Monthly Purchase Date, but no later than five business days prior thereto.

17. When is the Monthly Purchase Date?

    The Monthly Purchase Date is the last business day of each month, except that for March 1998, the date will be March 30.

18. How are optional cash purchases made?

    The option to make cash purchases is available to you only after you join the Plan by signing an Authorization Card. You may make your initial cash purchase when you join the Plan by enclosing a check payable to the Agent with your signed Authorization Card. After that, cash contributions must be accompanied by a properly executed cash remittance form which is attached to each statement you receive. Cash contributions should be made payable to and mailed directly to the Agent at the cash payment address shown in Question 5. Checks drawn against non-United States banks must have the U.S. currency imprinted on the check. A CASH CONTRIBUTION FORWARDED TO ANY OTHER ADDRESS DOES NOT CONSTITUTE VALID DELIVERY.

    If your check is returned unpaid for any reason, the request for investment of such money will be null and void. Any Common Shares purchased for you upon the prior credit of such money will be removed from your account, and those Common Shares plus such additional Common Shares from your account as may be necessary to satisfy the uncollected amounts will be sold. Also, a $25.00 fee will be charged for any investment cash deposits returned unpaid.

    You may also make optional cash purchases through automatic withdrawal from your bank account. See Question 19.

19. Is automatic bank account withdrawal available?

    If you wish, you may elect to make cash purchases through automatic withdrawals from your bank account. If you elect this option, the amount you specify will be charged to your bank account each month and the Agent will invest the funds as an optional cash payment each month. To elect this option, you must complete an automatic monthly bank account withdrawal form and return it along with a canceled check or deposit slip to the Agent. To obtain this form, call or write the Agent at the address listed in Question 5.

    Optional cash payments made through the automatic bank account withdrawal will be debited to your account on the eighth business day prior to the Monthly Purchase Date and the funds withdrawn will be invested on the Monthly Purchase Date following the debit.

    Any automatic bank account withdrawal rejected for insufficient funds will be treated in the same way as a check returned unpaid as set forth in Question 18.

20. When will optional cash payments be invested?

    Optional cash payments will be invested by the Agent once each month on the Monthly Purchase Date (i.e., the last day of each month).

    If you wish to have a cash payment returned to you before it is invested, your written request must be received by the Agent at least two business days prior to the Monthly Purchase Date.

COSTS

21. Are there any out-of-pocket costs to participants in connection with purchases under the Plan?

    No. All costs of administration of the Plan are paid by the Company. There are no brokerage fees or commissions on Common Shares purchased under the Plan from the Company. If Common Shares are purchased by the Agent for the Plan on the open market, any brokerage fees or commissions will be paid by the Company.

TAXES

22. What are the federal income tax consequences of participation in the Plan?

    (a) Reinvested Dividends.

    If you elect to have your dividends reinvested, you will be treated for federal income tax purposes as having received a taxable distribution of the dividends which are reinvested. The tax basis of the Common Shares purchased with your dividends will equal the purchase price.

    The holding period for Common Shares credited to your account under the dividend reinvestment option will begin on the day following the date on which your dividends are reinvested.

    (b) Cash Purchases.

    If you elect the Plan's cash purchase option, Common Shares will be purchased at the fair market value determined as described under Question 14, and you will not have taxable income as a result of that purchase. The tax basis per share will equal the purchase price.

    The holding period for the Common Shares credited to your account under the cash purchase option will begin on the day following the date on which the cash purchase is made.

    (c) Other Consequences.

    You will not realize any taxable income when you receive certificates for whole Common Shares which have been credited to your account.

    You will realize a gain or loss when Common Shares acquired through the Plan are sold or exchanged, whether by the Agent at your request to terminate your participation in the Plan, or by you after you receive a share certificate from the Plan, or when you receive a cash adjustment for a fractional share. The amount of the gain or loss will be the difference between the amount which you receive for the Common Shares, or fraction of a share, and the tax basis of the Common Shares.

    At the end of each calendar year, the Agent will notify you and the Internal Revenue Service of the amount of your annual dividend income. Dividends are generally considered taxable to individuals as ordinary income, and you must include your dividend income on your federal income tax return.

    The Company is required to withhold for United States income tax purposes, 20% of all dividend payments to you unless (i) you have furnished your taxpayer identification (social security) number; and (ii) you have certified that you are not subject to back-up withholding. You should previously have been requested by the Company or your broker to submit all information and certifications required in order to exempt you from back-up withholding if an exemption is available.

    If you are subject to back-up withholding tax on dividends, or if you are a foreign stockholder whose dividends are subject to United States income tax withholding, the tax withheld will be deducted from the amount of the dividend and only the reduced amount will be reinvested in Common Shares.

    ELIGIBLE SHAREHOLDERS CONSIDERING PARTICIPATING IN THE PLAN ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO JOINING THE PLAN.

REPORTS TO PARTICIPANTS

23. What kind of reports will be sent to participants in the Plan?

    After each purchase under the Plan, you will receive a statement of your account from the Agent. In addition, you will receive the information you will need for reporting your dividend income for federal income tax purposes. These statements are your continuing record of current activity and the cost of your purchases and should be retained for tax purposes. The Agent may impose a fee if it is required to supply past history. You will also continue to receive all communications sent to holders of the Company's Common Shares, including the Company's Annual Report, Notice of Annual Meeting, Proxy Statement, and Quarterly Reports.

DIVIDENDS ON FRACTIONAL SHARES

24. Will participants be credited with dividends on fractional Common Shares?

    Yes. Dividends on fractional Common Shares, as well as on whole Common Shares, will be credited to your account and will be reinvested in additional Common Shares.

CERTIFICATES FOR COMMON SHARES

25. Will certificates be issued for Common Shares purchased?

    Common Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will only be issued to you for Common Shares credited to your account if you request the Agent in writing to do so or if your account is terminated. The number of Common Shares credited to your account under the Plan will be shown on the statements of your account. This service eliminates the need for you to protect against loss, theft, or destruction of stock certificates.

    At any time, you may request in writing that the Agent send you a certificate for all or part of the whole Common Shares credited to your account. This request should be mailed to the Agent at the address listed in Question 5.

    Any remaining whole Common Shares and fractional shares will continue to be credited to your account.

    Common Shares credited to your account under the Plan may not be pledged or assigned and any such attempted pledge or assignment will be void. If you want to pledge or assign these Common Shares, you must request that a certificate for them be issued in your name.

    Certificates for fractional shares will not be issued under any circumstances.

26. In whose name will certificates be registered when issued to participants?

    Because accounts under the Plan are maintained in the name in which your Common Shares are registered at the time you join the Plan, certificates for whole Common Shares purchased under the Plan will be similarly registered when issued to you upon your request. If you want these Common Shares registered and issued in a different name, you must so indicate in a written request. Note that this is considered a new registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

27. May participants send certificates for Common Shares held in their possession to the Agent for safekeeping?

    Yes. You may send certificates for Common Shares held in your possession to the Agent for safekeeping at no cost. These Common Shares will be combined with those unissued whole and fractional Common Shares acquired for your account under the Plan and held by the Agent. Shortly thereafter, you will receive a statement showing your holdings. The Agent will treat these Common Shares in the same manner as Common Shares purchased for your account. However, the Agent may require that Common Shares deposited for safekeeping must remain in the participant's account for a period of 60 days before they can be sold. All certificates should be sent to the Agent at the address listed in Question 5. Delivery by either registered or certified mail, return receipt requested, is recommended since the participant bears the risk of loss in transit. You should call or write the Agent to obtain instructions for proper transmittal of stock certificates.

TERMINATION OF PARTICIPATION

28. How does a participant terminate participation in the Plan?

    You must notify the Agent in writing that you wish to do so. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. Your notice should be addressed to the Agent at the address listed in Question 5.

    Upon termination, you may elect to receive:

    (a) A stock certificate for whole Common Shares held for your account in the Plan, plus a check for the proceeds from the sale of any fractional shares; or

    (b) A check for the proceeds from the sale of all Common Shares held for your Plan account, including any fractional shares, less any brokerage fees or commissions and any applicable transfer tax. The sale will be made by the Agent for your account, at the market price, within ten business days after receipt of your request, except as provided in Question 29.

    Market price fluctuations (including possible declines in the price of Common Shares) during the period between the request for sale, its receipt by the Agent, and the ultimate sale in the open market within ten business days, is a risk which must be evaluated and borne by the selling participant. You may not direct the date or price at which your Common Shares are to be sold.

    Requests for sale of less than all of your Common Shares must indicate the number of Common Shares to be sold and not a dollar amount to be attained. Any request that does not clearly indicate the number of Common Shares to be sold will be returned to you and no action will be taken.

29. When may a participant terminate participation in the Plan?

    You may terminate your participation in the Plan at any time.

    If your notice of termination is received on or after the record date for a dividend, any cash dividend paid on that dividend payment date will be invested for your account.

    Any cash payment sent to the Agent prior to the request for termination will be invested unless return of the amount is specifically requested in your notice of termination and your notice is received at least two business days prior to the next purchase date. The notice of termination will be processed as promptly as possible.

    All subsequent dividends will be paid to you by check unless you again enroll in the Plan, which you may do at any time.

OTHER INFORMATION

30. What happens when a participant sells or transfers all of the Common Shares registered in his or her name?

    If you dispose of all Common Shares registered in your name, the Agent will continue to reinvest the dividends on Common Shares, if any, credited to your account under the Plan (those held in the name of the Agent or its nominee), subject to your right to withdraw from the Plan at any time.

    If you have no full Common Shares registered in your name and no full Common Shares credited to your account under the Plan, your participation in the Plan will be terminated. Any fractional Common Shares in your account will be sold and the proceeds distributed to you as provided in Question 28.

31. What happens when a participant sells or transfers some (but not all) of the Common Shares registered in his or her name?

    (a) Full Dividend Reinvestment.

    If you are reinvesting the cash dividends on all of the Common Shares registered in your name, and you dispose of a portion of the Common Shares, the Agent will continue to reinvest the dividends on the remainder of the Common Shares registered in your name.

    (b) Partial Dividend Reinvestment.

    If you have directed the Agent to pay cash dividends to you on some of your Common Shares and to reinvest dividends on the remainder of your Common Shares, and you dispose of a portion of your Common Shares, the Agent will continue to reinvest dividends on the number of Common Shares, if any, you own in excess of the number of Common Shares on which you have directed the Agent to pay cash dividends.

32. What happens if the Company declares a stock split or issues a dividend payable in stock?

    If you are a participant in the Plan (whether you have elected full or partial dividend investment), all Common Shares issued in connection with a stock split or a stock dividend distributed by the Company will be added to your account in the Plan.

    As soon as possible after the declaration of a stock split or a stock dividend, the Agent will send you a statement indicating the number of Common Shares credited to your account under the Plan as a result of the stock dividend or stock split. You may receive a certificate for these Common Shares (other than fractional shares) at any time by sending a written request to the Agent at the address indicated in Question 5.

33. How will a participant's Common Shares held by the Agent be voted at shareholders' meetings?

    Common Shares held by the Agent for you will be voted as you direct.

    A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all whole Common Shares registered in your own name, if any, as well as to all whole and fractional Common Shares credited to your account under the Plan. When you properly sign and return the proxy card, your Common Shares will be voted in accordance with the instructions that you give on it.

    As in the case of non-participating shareholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole Common Shares and fractional shares--those registered in your name, if any, and those credited to your account under the Plan--will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your Common Shares will be voted only if you or a duly appointed representative vote in person at the meeting.

34. What are the responsibilities of the Company and the Agent under the Plan?

    Neither the Company nor the Agent in administering the Plan will be liable under the Plan for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate your account upon your death, the prices at which Common Shares are purchased for your account, the times when purchases are made, or fluctuation in market value of the Common Shares.

    You should recognize that the Company cannot assure you of a profit or protect you against a loss on the Common Shares purchased by you under the Plan.

35. May the Plan be changed or discontinued?

    Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any committee of the Board reserves the right to amend, modify, suspend, or terminate the Plan at any time, including the period between a record date and a dividend payment date. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all participants.

    If the Plan is terminated:

    (a) any uninvested optional cash payments will be returned to you;

    (b) a certificate for whole Common Shares credited to your account under the Plan will be issued; and

    (c) a cash payment will be made for any fractional Common Share credited to your account. This cash payment will be based upon the closing price of the Company's Common Shares as reported on The Nasdaq Stock Market for the date or dates as are set forth in the notice of termination.

    If the Company terminates the Plan, it will pay any termination charges which may be involved.

36. How many shareholders obtain answers to other questions regarding the Plan?

    If you have any further questions you should direct them to the Agent at the address or telephone number provided in the answer to Question 5.

                                   DIVIDENDS

    The Company has paid cash dividends on its Common Shares in each fiscal quarter since it became a publicly owned corporation in 1968. The Company intends to pay regular quarterly cash dividends in the future subject to its earnings and financial condition and such other factors as the Company's Board of Directors may deem relevant.

                                USE OF PROCEEDS

    The Company does not know either the number of Common Shares that will ultimately be purchased under the Plan or the prices at which such Common Shares will be sold. The Company intends to add any proceeds it receives from sales of its Common Shares to the general funds of the Company to be available for general corporate purposes. The Company is unable to estimate the amount of the proceeds that will be devoted to any specific purposes.

                                 LEGAL OPINIONS

    The legality of the Common Shares offered hereby will be passed upon for the Company by Dale T. Brinkman, General Counsel and Assistant Secretary of the Company. Mr. Brinkman beneficially owns 18,002 Common Shares of the Company and also currently has exercisable options to purchase an additional 17,750 Common Shares of the Company. Pursuant to its Bylaws, the Company is required to indemnify Mr. Brinkman to the fullest extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an officer of the Company.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Worthington Industries, Inc. and Subsidiaries at May 31, 1997 and 1996, and for each of the three years in the period ended May 31, 1997, incorporated by reference or, in the case of the financial statement schedule, included in Worthington Industries, Inc.'s Annual Report (Form 10-K) for the year ended May 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or, in the case of their report on the financial statement schedule, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article V of the Company's Bylaws provides that the Company must indemnify officers and directors against any pending or threatened action (whether criminal, civil, administrative or investigative) brought against them because they are officers and directors of the Company if (1) they acted in good faith and reasonably believed their actions to be in the best interest of the Company, and (2) in criminal proceedings they had no reasonable cause to believe that their conduct was unlawful. In addition, that Article requires the Company advance expenses on behalf of officers and directors in defending lawsuits if they agree in writing to repay such amounts if they are not successful in the litigation. The indemnification provisions forbid the Company to indemnify an officer or director if such person is adjudged to be liable to the Company for gross negligence or intentional misconduct, unless a court concludes that such person is entitled to indemnity. The determination that directors or officers acted in good faith and reasonably believed their actions to be in the best interest of the Company must be made by disinterested directors, independent legal counsel, shareholders or a court. The Bylaw provisions also permit an officer or director, even if he has not met the applicable standards, to be indemnified if a court, in view of all of the circumstances, concludes that it would be fair and reasonable to give the person the protection of the indemnification provisions.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                      PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated (except for the Securities and Exchange Commission fee) fees and expenses payable by the Registrant in connection with the sale and distribution of the securities registered hereby other than underwriting discounts and commissions:



     Securities and Exchange Commission registration fee . . . .   $ 5,341.00
                                                                   ----------
     Agent for Stockholders. . . . . . . . . . . . . . . . . . .    33,000.00*
                                                                   ----------
     Blue Sky filing and counsel fees and expenses . . . . . . .     5,000.00
     Printing costs. . . . . . . . . . . . . . . . . . . . . . .     3,700.00
     Accounting fees and expenses. . . . . . . . . . . . . . . .     3,500.00
                                                                   ----------
        Total. . . . . . . . . . . . . . . . . . . . . . . . . .   $50,541.00
                                                                   ----------

*Fees for first year, including mailings

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Company's Bylaws provides that the Company must indemnify officers and directors against any pending or threatened action (whether criminal, civil, administrative, or investigative) brought against them because they are officers and directors of the Company if (1) they acted in good faith and reasonably believed their actions to be in the best interest of the Company, and (2) in criminal proceedings they had no reasonable cause to believe that their conduct was unlawful. In addition, that Article requires the Company to advance expenses on behalf of officers and directors in defending lawsuits if they agree in writing to repay such amounts if they are not successful in the litigation. The indemnification provisions forbid the Company to indemnify an officer or director if such person is adjudged to be liable to the Company for gross negligence or intentional misconduct, unless a court concludes that such person is entitled to indemnity. The determination that directors or officers acted in good faith and reasonably believed their actions to be in the best interest of the Company must be made by disinterested directors, independent legal counsel, shareholders or a court. The Bylaws provisions also permit an officer or director, even if he has not met the applicable standards, to be indemnified if a court, in view of all of the circumstances, concludes that it would be fair and reasonable to give the person the protection of the indemnification provisions.

     The Board of Directors has in the past and may in the future maintain insurance to insure its present or former directors, officers, and employees against liabilities and expenses arising out of any claim of breach of duty, error, misstatement, misleading statement, omission or other acts done by reasons of their being such a director, officer or employee of the registrant.

ITEM 16.  EXHIBITS.

   Exhibits.  The following exhibits are filed herewith and made a part hereof:

 3(a) Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3 of the Company's Quarterly
          Report on Form 10-Q for the fiscal quarter ended August 31, 1994.

 3(b) Bylaws of the Company. (Incorporated herein by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1992.

 5 Opinion of Dale T. Brinkman, General Counsel of the Company, as to the validity of the securities being offered.

 23(a)    Consent of Ernst & Young LLP.

 23(b) Consent of Dale T. Brinkman, General Counsel for the Company (included in Exhibit 5).

 24       Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 24, 1998.

                                  WORTHINGTON INDUSTRIES, INC.





                                  By: /s/ Donal H. Malenick
                                      ------------------------------
                                      Donal H. Malenick
                                      President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE            TITLE                              DATE

        *
---------------------        Director, Chairman Emeritus        *
John H. McConnell            and Founder

        *
---------------------        Director, Chairman of the Board    *
John P. McConnell            and Chief Executive Officer

/s/ Donal H. Malenick
---------------------        Director, President and            3/24/98
Donal H. Malenick            Chief Operating Officer

        *
---------------------        Director                           *
Charles D. Minor

        *
---------------------        Treasurer                          *
John T. Baldwin

        *
---------------------        Corporate Controller               *
Michael R. Sayre

        *
---------------------        Director                           *
John B. Blystone

        *
---------------------        Director                           *
Charles R. Carson

     SIGNATURE                  TITLE                              DATE

        *
---------------------           Director                           *
William S. Dietrich, II

        *
---------------------           Director                           *
John F. Havens

        *
---------------------           Director                           *
Peter A. Karmanos, Jr.

        *
---------------------           Director                           *
Pete A. Klisares

        *
---------------------           Director                           *
Katherine S. LeVeque

        *
---------------------           Director                           *
Robert B. McCurry

        *
---------------------           Director                           *
Gerald B. Mitchell

        *
---------------------           Director                           *
James Petropoulos

*By:/s/ Donal H. Malenick       Date:  MARCH 24, 1998
    ---------------------
    Donal H. Malenick
    Attorney-in-Fact